EXHIBIT 10.1

WHOLESALE PRODUCT PURCHASE AGREEMENT
THIS WHOLESALE PRODUCT PURCHASE AGREEMENT (as amended, supplemented or otherwise modified from time to time, this "Agreement") is made this 3rd day of April, 2013, (the "Effective Date") by and between Accredo Health Group, Inc., a Delaware corporation having offices at 1640 Century Center Parkway, Memphis, TN 38134 ("Distributor"), and Raptor Pharmaceuticals Inc., a Delaware corporation having offices at 9 Commercial Boulevard, Suite 200, Novato, CA 94949 ("Company").  Distributor and Company are referred to herein individually as a "Party" and collectively as the "Parties".  All Exhibits attached hereto are incorporated herein to the Agreement.  The Parties hereto agree as follows:
WHEREAS, Company is a pharmaceutical company that wishes to contract with Distributor so that Distributor can distribute Company's pharmaceutical products; and
WHEREAS, Distributor wholesales certain products to its customers, which include specialty pharmacies and certain health care institutions and facilities located in the United States and Puerto Rico; and
WHEREAS, the Parties desire to enter into this Agreement so that Distributor can distribute Company's pharmaceutical products to Distributor's customers.
NOW THEREFORE, in consideration of the mutual agreements and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound, hereby agree as follows:
1.	EXCLUSIVE DISTRIBUTOR:
Subject to the terms and conditions contained in this Agreement, Company hereby appoints Distributor and Distributor hereby accepts appointment as the exclusive distributor of Product (defined below in Section 3) for a nephropathic cystinosis indication and an Authorized Distributor of Record (as defined in Section 503(e)(1)(A) of the Prescription Drug Marketing Act of 1987) in the United States, its territories or possessions (the "Territory").  Company acknowledges that Distributor may sell and/or transfer Product to its Affiliates and to specialty pharmacies, health care institutions and facilities.  [****].  As used herein, an "Affiliate" of either Party means any entity that controls, is controlled by, or is under common control with such Party, where "control" means ownership of fifty percent (50%) or more of the outstanding voting securities (but only as long as such entity meets these requirements).
2.	TERM:
Unless and until this Agreement is terminated as provided for herein, this Agreement shall have an initial term of three (3) years, commencing on the Effective Date.  Following the initial term, this Agreement will not automatically renew provided that this Agreement may be renewed upon mutual agreement of both parties for additional one-year terms.
3.	PRODUCT:
: This Agreement governs Distributor's distribution of those Company products set forth in Exhibit A (the "Products"), which is attached hereto and incorporated by reference herein and which may be modified from time to time by the Parties upon written mutual consent.
4.	ORDERS:
Distributor will supply purchase orders to Company on a mutually acceptable form, electronic data interface (EDI), via fax, email or phone.  All purchase orders are subject to acceptance by Company.  Purchase orders may not be modified or cancelled upon acceptance by Company.

5.	PRODUCT PRICING:

(a)	Product Price
The Product price will be determined when the Product is launched and will be listed in Exhibit A.
(b)	Resale Price
[****].
6.	PAYMENT TERMS:
All of Company's invoices for Product shall reflect pricing and the payment terms set forth under this Agreement.  All of Company's invoices for Product shall be due and payable by Distributor within [****] days after invoice date by Distributor and payment shall be by check; provided, however, if Distributor pays such invoice within [****].
7.	LATE FEE:
: If Distributor fails to make any payment as stated herein, Company may charge a late payment fee equal to [****] for every undisputed invoice or statement past due.  The late payment fee shall be calculated on the basis of a [****] for the actual number of days elapsed between the date upon which payment was due and the date upon which payment is made.  Company agrees to pay reasonable attorney fees and expenses incurred by Distributor in enforcing its right of collection.
8.	TAX:
Prices provided in Exhibit A exclude any sales, use, excise, import, export, value added, or other similar taxes or governmental rebates or charges, including any related penalties and interests however designated, with respect to the sale of Products, other than taxes based on net income of Company (collectively "Taxes").  Distributor will pay to Company any and all Taxes imposed on the sale of Products by Company to Distributor under this Agreement as invoiced.
9.	CHARGEBACK PROVISIONS, CHARGEBACKS:
Company will accept chargebacks in accordance with the following chargeback policy:
(a)	General.
Company may enter into an arrangement with a customer that specifies the price at which customer will purchase Product from Distributor.  Each such customer is defined as a "Direct Customer".  If the Company's contract with a Direct Customer (or the Direct Customer's purchasing agent) (referred to below as a "Direct Customer Contract") [****] (i) the continued validity of such Direct Customer Contracts; and (ii) in accordance with applicable law and this Agreement.  Chargeback amounts, or other amounts billed as specified in the Direct Customer Agreement, owed by Company to Distributor hereunder for Distributor's distribution of Products to Direct Customers shall be paid or credited to Distributor within [****] days following Distributor's submissions of a request for those amounts.  Legitimate chargeback reconciliation issues should be resolved as soon as practicable with each Party responding to the other within [****] days following receipt of documentation supporting those issues.  Company shall provide documentation of all contracts with Direct Customers that require chargebacks.  [****]

(b)	Chargeback Report.
Distributor will submit to Company [****] report of all contracts sales to Direct Customers.  Distributor's chargeback reports must be received by Company and Company's Government Reporting Vendor within [****].  The chargeback report shall include the following information, as appropriate, as to each sale made to Direct Customer during the month:
(1)	[****]
(2)	[****]
(3)	[****]
(4)	[****]
(5)	[****]
(6)	[****]
(7)	[****]
(8)	[****]
(9)	[****]
(10)	[****]
(11)	[****]
(12)	[****]
(13)	[****]
(14)	[****]
(15)	[****]
(16)	[****]
(17)	[****]
(18)	[****]
(19)	[****]
(20)	[****]
(21)	[****]
(22)	[****]
(23)	[****]
(24)	[****]
(25)	[****]
(26)	[****]
(c)	Issuance of Credit.
Upon its receipt and approval of Distributor's chargeback reports, Company shall issue a credit memo to Distributor equal to the difference between the [****] on the date invoiced and the price agreed upon between Company and Company's Direct Customer.  Such credit shall be applied against subsequent purchases by Distributor pursuant to this Agreement.
(d)	Chargeback Processing Fee.
In consideration for Distributor's performance of chargeback services (the "Chargeback Services") and for providing the [****], Company shall pay Distributor a chargeback processing fee of $[****].  After the initial term, and each anniversary thereafter, Accredo may increase the [****] by up to [****].  If Distributor intends to increase the Service Fee as stated herein for any renewal period, Distributor shall notify Company in writing no later than [****] days before this Agreement is renewed.
(e)	Time Limitation.
Chargebacks submitted shall be valid for sales to Company customers for a period not to exceed [****] days following the date of sale to the Direct Customer.  Company reserves the right to deny any chargebacks submitted later than [****] days following the date of sale.  Corrections and adjustments to chargebacks submitted will be considered provided they are submitted within [****] days of Company's denial date.  Distributor shall not deduct any re-submissions credit amounts prior to approval and receipt of a chargeback credit from Company.
(f)	Negative Chargebacks.
Should Distributor issue a credit to a Direct Customer related to a prior sale of Product(s) under contract (for which Distributor previously billed and collected a chargeback from Company), the chargeback will be reversed and remitted to Company under the following terms and conditions:
(1)
Distributor must receive back from the Direct Customer merchantable Product (i.e., Distributor must be able to return the item to its inventory for resale in the ordinary course of its business without special preparation, testing, handling or expense); and

(2)	The Direct Customer's return of the Product must be due to an order or other error (i.e., item or quality shipped did not match the item or quality ordered.)
(3)	Distributor is made aware of an incorrect chargeback applied to a customer (i.e., customer reported in error or Distributor applied in error)
Distributor will submit to Company and/or Company's Government Reporting Vendor [****].
10.	RISK OF LOSS:

(a)
TITLE/RISK OF LOSS: Title to Product shall remain with the Company when Product is stored or warehoused at Distributor's facility.  When Distributor receives an order for the Product, title will transfer to Distributor for fulfillment.  Company shall at all times sufficiently insure the Product for damage, loss, destruction, theft, or any such other property damage ("Loss").  Except for Loss resulting from the negligence or willful misconduct of Distributor, Company shall bear all risk of loss and/or damage with respect to the Product stored at the Facility when title remains with the Company.  Company shall pay all costs necessary to transport Product to Distributor's facility.  At the end of the term of this Agreement, any Product which may be in the custody of Distributor but to which title has not transferred to Distributor will be returned to Company at Company's cost.

(b)
Inventory: Distributor will maintain at all times adequate inventory of units of Product (the "Inventory") as is mutually agreed to by the Parties to be sufficient to meet customers' anticipated demands for Product.  Such requirements may be adjusted by the Parties from time to time.

(c)
Inspection and Storage: Distributor will inspect all Product shipped to Distributor as described in Exhibit B.  Distributor shall store and maintain Product solely at the designated storage locations in accordance with Good Distribution Practice, applicable laws, the Product package insert and Company's written instructions.  Product must be stored and transported at the temperature range and under ambient conditions as specified by Company to ensure safety and reliability, and rotated so that the oldest unexpired units of Product are shipped before newer unexpired units of Product.  Distributor shall maintain complete and accurate records for inspection by Company or its representatives, upon ten (10) business days' prior notice during regular business hours, of all movements and transactions involving Product.  Such records shall reflect unit, lot number and customer information, including defective or returned units of Product, such that the units of Product may be traced for purposes of stock reconciliation, recall and general marketing and shipping review.  Company shall also have the right to inspect Distributor's storage conditions and shipping procedures for Product upon ten (10) business days' prior notice, during regular business hours.

(d)	Wholesale Site location:
Accredo Health Group, Inc.
1680 Century Center Parkway, Suite 8
Memphis, TN 38134
(e)	[****]
11.	PRODUCT RETURNS:
All Products returned from end customer shall be made in accordance with Company's standard returns policy and Distributor's return policy in effect.  Company's standard returns policy is attached hereto as Exhibit C and incorporated by reference herein.  Distributor will be responsible for crediting end customer based on these policies.  Company will direct end customers to Distributor for any product returns.  Distributor will be entitled to receive a replacement unit from Company at no charge for all Product returned in accordance with Company's Returned Goods Policy.  Notwithstanding anything herein to the contrary, all Product returns made in conjunction with this Agreement will be made on behalf of Distributor.  Distributor may use a designated third party company for receipt and handling of returned Products ("Third Party").  In addition, all fees associated with the use of the Third Party's services will be paid by Distributor and not Company.  All Products returned from end customer, with the exception of Products returned due to package damage, will be returned via overnight shipping to Company.
12.	SUSPENSION OF DISTRIBUTION AND RECALL:

(a)
If requested by Company for any reason, and upon written notification by Company to suspend distribution of Product, Distributor shall immediately suspend its distribution of Product. [****].  In such event, all Product warehoused at Distributor's facility shall be returned to Company at Company's expense, unless suspension is due to acts or omissions of Distributor.

(b)
Company shall promptly notify Distributor of any recalls initiated by Company or required by the United States Food and Drug Administration.  Upon receipt of notice of a recall from Company, Company shall provide Distributor a third-party (e.g., UPS or FedEx) billing number for shipping of recalled Products to Company (or Company's designated agent) at Company's expense.  Distributor shall provide to Company the names and addresses of customers that may have received recalled Products.  Company shall provide Distributor with a form letter to be used in connection with notice of any recall, subject to Distributor's review and prior written approval of the form letter, which approval shall not be unreasonably withheld or delayed.  Any recalls or withdrawals of Product will be conducted in compliance with FDA requirements and reasonable instructions from Company.  Company agrees to reimburse Distributor, consistent with Healthcare Distribution Management Association Product Recall and Withdrawal Guidelines (the "HDMA Guidelines") for the full amount of all reasonable cost and expenses (including shipping costs) incurred by Distributor in connection with providing recall or withdrawal.

(c)
Distributor shall maintain for [****] after termination or expiration of this Agreement such information and records as reasonably required in the event of a Product recall after termination or expiration of this Agreement, and shall make such information and records available to Company, in the event of such a recall.

(d)
Distributor shall cooperate with Company in investigating any Product failure that resulted in the need for a recall and any reasonable costs involved with such investigation will be incurred by the Company.

13.	REPORTS:
Distributor will provide Company with reports as specified on Exhibit D, which is attached hereto and incorporated by reference herein.  The parties intend that these reports will comply with the applicable statutory and regulatory laws.  In the event of any inconsistency between the data file layouts set forth in Exhibit D and the applicable statutory and regulatory laws, Distributor shall discuss with Company the need to modify the data reports in a manner consistent with applicable law.  If Company requests additional report fields, frequency or timing of reports, changes to the report fields post execution, or data configurations not specified on Exhibit D, an amendment will be executed to authorize such work [****].  Any changes to the Data Reports must be done in an amendment to this Agreement signed by both Parties before any work will begin.
14.	SERVICES FEE:

(a)	In consideration for [****]. Distributor's net Product purchases shall be equal to [****] at time of customer sales. [****].
(b)	If Distributor is required by Company to maintain inventory at multiple facilities, Company will be responsible for all freight charges related to inventory transfers.
(c)	Any services requested by Company that are not clearly defined in this Agreement are subject to negotiation for additional fees and may require amending this Agreement.
(d)
In the event [****] there are material changes in the marketplace related to the reimbursement landscape or legislative changes that affect delivery of the Product, Distributor may propose to Company a reasonable increase to the Service Fee provided in this Agreement such that Distributor is compensated consistent with fair market value for the services performed under this Agreement.  In connection with such proposed increase, Distributor will provide all information and documents reasonably requested by Company to support Distributor's position and the parties will negotiate in good faith an appropriate adjustment to the Service Fee.  Distributor will continue to provide the services under the then- current fees until the parties mutually agree to adjust the fees.

15.	NON-EXCLUSIVITY:
Nothing herein shall be construed to limit Distributor from entering into agreements with other manufacturers or wholesalers that allow Distributor to distribute products that compete with Company's Products.
16.	PRODUCT PROMOTION:
Distributor will not promote Company's Products, but Distributor will promote its own distribution services to its customers in accordance with Distributor's standard business practices, which typically include (but are not limited to) informing Distributor's customers of pricing available for products distributed by Distributor.  Accordingly, Distributor shall not distribute or generate any promotional material containing claims relating to the Product.  Distributor may, however, provide its customers with educational information concerning the Product.  Company represents and warrants that any materials relating to the Product that it provides to Distributor: (i) are limited to communications that are intended to describe the Product or provide important Product-related information; (ii) if required under applicable law, have received the appropriate regulatory approval(s) prior to use (e.g., FDA approval); and (iii) do not involve the counseling or promotion of any off-label use.
17.	EVIDENCE OF PEDIGREE:
In accordance with and to the extent required by state and/or federal law, Distributor shall create and maintain all records, manifests, or other documentation, in electronic and/or written form, necessary to evidence the pedigree (i.e., a record of each distribution) of any Product purchased from Company and shipped, resold, or provided to another distributor or customer.
18.	DIVERSION:
Distributor shall promptly notify Company upon learning of any activity that appears to illegally divert any Products.
19.	SALES OUTSIDE THE UNITED STATES:
Distributor agrees not to distribute or sell Products outside of the Territory, unless otherwise agreed to between the Parties in a written amendment to this Agreement.  However, shipments to Puerto Rico are subject to additional fees equal to additional and actual out- of-pocket costs incurred by Distributor.
20.	TERMINATION:
This Agreement is made in good faith based on the assumption that early termination shall not be required.  Notwithstanding the foregoing, early termination shall be permissible as follows:
(a)	By Company with [****]
(b)
[****] days written notice by the non-breaching party to the breaching party detailing such material breach, if the breaching Party has failed to cure the breach to the reasonable satisfaction of the non-breaching party within [****] days of the date of the notice.

(c)	[****] or at any time thereafter, either Party may terminate this Agreement in the event that:
(i)	the other Party shall file any petition under any bankruptcy, reorganization, insolvency or moratorium laws, or any other law or laws for the relief of or in relation to the relief of debtors;
(ii)
there shall be filed against the other Party any involuntary petition under any bankruptcy statute or a receiver or trustee shall be appointed to take possession of all or substantial part of the assets of the party which has not been dismissed or terminated within sixty (60) days of the date of such filing or appointment;

(iii)	the other Party shall make a general assignment for the benefit of creditors or shall become unable or admit in writing its inability to meet its obligations as they mature;
(iv)	the other party shall institute any proceedings for liquidation or the winding up of its business other than for purposes of reorganization, consolidation or merger; or
(v)	[****]
(d)	[****] or at any time thereafter, by either Party if the terms of this Agreement are determined by either Party in good faith to be inconsistent with any applicable law.
(e)	This Agreement will automatically terminate upon termination of the Pharmacy Services Agreement entered into by the Parties concurrently with this Agreement.
21.	MUTUAL REPRESENTATIONS AND WARRANTIES:
Each party represents and warrants that (i) it possesses all corporate power and authority necessary to enter into this Agreement and to perform its obligations under this Agreement; (ii) all corporate acts and other proceedings required to be taken by or on the part of each Party to authorize it to perform its obligations under this Agreement have been duly and properly taken; (iii) this Agreement has been duly executed and delivered by each Party and constitutes legal, valid and binding obligations of each Party enforceable in accordance with its terms, subject to the application of general principles of equity and that the execution and performance of this Agreement will not conflict with or violate any other agreement or obligation binding on it; (iv) no approval, authorization, consent or other order or action of or filing with any court, administrative agency or other governmental authority is required for the execution and delivery by such Party of this Agreement or its consummation of the transactions contemplated by this Agreement; and (v) neither it nor its officers, directors, and employees were or are debarred, suspended, proposed for debarment, or otherwise determined to be ineligible to participate in Federal health care programs (as that term is defined in 42 U.S.C. 1320a-7b(f)), convicted of a criminal offense related to the provision of health care items or services, or currently the subject of any Office of Inspector General investigation (collectively, an "adverse enforcement action") and shall notify the other party immediately upon becoming the subject of an adverse enforcement action.
22.	REPRESENTATIONS AND WARRANTIES BY DISTRIBUTOR:
Distributor represents and warrants that it has the necessary expertise, skills, personnel and resources to carry out its obligations under this Agreement.
23.	DISCLAIMER:
THE WARRANTIES STATED IN THIS AGREEMENT ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, WHICH ARE HEREBY DISCLAIMED AND EXCLUDED BY BOTH PARTIES, INCLUDING WITHOUT LIMITATION, ANY WARRANTY OF TITLE, MERCHANTABILITY, OR FITNESS FOR PARTICULAR PURPOSE OR USE, OR NON-INFRINGEMENT OF THIRD PARTY RIGHTS.
24.	STATUTORY AND REGULATORY COMPLIANCE:
Distributor and Company shall comply with all applicable federal, state, and local laws and regulations governing their activities related to this Agreement, including without limitation, laws related to fraud and abuse, false claims, provision of samples, and prohibition on kickbacks.  Without limiting the generality of the foregoing, the Parties further agree as follows:
(a)	Discounts.
Although Distributor does not submit claims or requests for payment to Medicare or Medicaid, the Parties have endeavored to structure the prompt pay discount arrangement and Discounted Product Price set forth herein (collectively, the "discounts")

as discounts otherwise consistent with the applicable characteristics of the statutory discount exception (42 U.S.C. § 1320a-7b(b)(3)(A)) and the discount safe harbor (42 C.F.R. § 1001.952(h)).  The applicable fixed percentages pursuant to which the discounts will be paid have been set in advance, as set forth herein.  This Agreement is not dependent on, and does not operate in conjunction with, (either explicitly or implicitly) any other arrangement or agreement between Company and Distributor.  Company represents and warrants that: (i) it will refrain from doing anything that would impede Distributor from meeting any reporting obligations Distributor may have under applicable law; (ii) it will comply with all reporting requirements for pharmaceutical manufacturers under all Federal health care programs and, in particular, will include any and all discounts paid hereunder in its calculations of "average manufacturer price" ("AMP") or "best price" under the Medicaid drug rebate program, and in the calculations of "average sales price" ("ASP") under Medicare, to the extent applicable; (iii) it will properly report the existence of the discounts on the invoices or statements submitted by Company to Distributor; and (iv) no discount paid pursuant to this Agreement is intended in any way as a discount related to a drug formulary or drug formulary activities and has not been negotiated or discussed between the Parties in connection with any such drug formulary or formulary activities.  To the extent required under applicable law, Distributor will report the discounts to appropriate Federal health care programs, and, in any event, will promptly disclose such discounts if requested by a governmental agency.
(b)	Services Fee.
Company represents and warrants that: (i) it has engaged Distributor to perform bona fide, legitimate, reasonable, and necessary Services (as defined above); (ii) the Services are not intended to serve, either directly or indirectly, as a means of marketing the Product, (iii) the Services are not intended to diminish the objectivity or professional judgment of Distributor; (iv) the Services do not involve the counseling or promotion of any off-label use of the Products; (v) the Service Fee does not constitute a discount or other form of compensation that must be included in best price, AMP, or ASP reporting; (vi) the Service Fee is not intended in any way as remuneration for referrals or for other business generated; (vi) the Service Fee represents fair market value for the Services based on arms-length negotiations; (vii) the Services do not involve the counseling or promotion of a business arrangement or other activity that violates any state or federal law; and (viii) the Service Fee paid pursuant to this Agreement is not intended in any way as a payment related to a drug formulary or drug formulary activities and has not been negotiated or discussed between the Parties in connection with any such drug formulary or formulary activities.
(c)	Pedigree Laws Compliance.
By executing this Agreement, Company hereby designates Distributor, and Distributor accepts such designation, as an authorized distributor of record for purposes of the parties' compliance with the Prescription Drug Marketing Act of 1987, as amended by the Prescription Drug Amendments of 1992, and as may be further amended from time to time, and any and all applicable state pedigree laws having the same or similar designation as an authorized distributor of record.
(d)	Regulatory Approvals.
Company represents and warrants that it has received all applicable regulatory and/or statutory approvals in order for it to lawfully distribute the Product(s) to Distributor hereunder.
(e)	FDA Compliance.
Company hereby represents that at the time of commercial sale of the Product Company will have received clearance from FDA to market the Product in the United States.  In the event FDA or any other governmental entity withdraws its marketing clearance for the Product, Company shall promptly notify Distributor.  Furthermore, Company represents and warrants that, at the time of shipment or delivery from Company, the Products (a) shall not be adulterated, misbranded, or otherwise prohibited within the meaning of the Federal Food, Drug and Cosmetic Act, 21 U.S.C.A. 301 et. Seq., as amended, and in effect at the time of shipment or delivery (the "Act") or within the meaning of any applicable state or municipal law in which the definition of adulteration or misbranding are substantially the same as those contained in the Act; and (b) shall not be merchandise which may not be introduced or delivered for introduction into interstate commerce under the provisions of sections 301, 404 or 505 of the Act (21 U.S.C.A. 331, 344 and 355).
25.	CONFIDENTIALITY:
Each Party shall take all reasonable actions and do all things reasonably necessary to ensure that any information contained in this Agreement, as well as any information relating to this Agreement or is acquired by virtue of this Agreement (in either case, "Confidential Information") shall not be disclosed or used for purposes outside this Agreement; provided, however, that the foregoing shall not apply to information that: (i) is provided to the disclosing Party's attorney or accountant; (ii) is requested by a legal or regulatory authority; (iii) is provided by the disclosing Party to its Affiliate (provided such Affiliate is subject to the confidentiality restrictions herein), and for the purpose of this section "Affiliate" shall mean an entity which the disclosing Party maintains an ownership position; (iv) a Party can show it knew prior to disclosure without obligation of confidentiality; (v) is or becomes public knowledge through no fault said Party; (vi) is lawfully disclosed by a third Party under no obligation of confidentiality; or (vii) is required to be disclosed pursuant to court order or by law.  This Section shall survive any termination of this Agreement for a period of [****].  Each Party shall either return to the disclosing Party, or destroy, all Confidential Information received hereunder upon the expiration or termination of this Agreement, except that either Party may retain one (1) copy of such Confidential Information in order to satisfy any future legal obligations it may have.  Notwithstanding anything to the contrary contained herein, if reasonably necessary, either Party may disclose to any potential permitted purchaser of such Party the general terms of this Agreement.
26.	MUTUAL INDEMNIFICATION:

(a)
Distributor will indemnify and hold Company harmless from and against any loss, cost, damage, expense, or other liability, including, without limitation, reasonable costs and attorney fees ("Costs") incurred in connection with any and all third party claims, suits, investigations or enforcement actions ("Claims") as a result of Distributor's negligent acts, negligent omissions, or willful misconduct, or Distributor's breach of this Agreement.

(b)
Company will indemnify and hold Distributor harmless from and against any Costs incurred by Distributor in connection with any Claims as a result of Company's manufacturing of the Products, Company's negligent acts, negligent omissions, or willful misconduct, or Company's breach of this Agreement.  In addition, Company shall indemnify Distributor for the Costs for Claims incurred by Distributor in connection with: (i) any commercial products liability action; and (ii) any recall, quarantine, warning, or withdrawal of any Company product.

(c)
As a condition of indemnification, the Party seeking indemnification shall notify, to the extent possible under applicable law, the indemnifying Party in writing promptly upon learning of any Claim for which indemnification may be sought hereunder.  The indemnifying Party shall have sole control over the defense of such Claim, and the indemnified Party will cooperate in such defense.  No Party shall have an obligation to indemnify the other Party as described herein with respect to any claim settled without the mutual written consent of both Parties, which consent shall not be unreasonably withheld or delayed.

27.	LIMITATION OF LIABILITY:
In no event shall either Party be liable to the other under this Agreement for any special, incidental, indirect, exemplary, or consequential damages, whether based on breach of contract, warranty, tort (including negligence), lost profits or savings, punitive damages, injury to reputation, loss of customers or business, product liability, or otherwise, and whether or not such party has been advised of the possibility of such damage.  In no event shall Company's cumulative liability under this Agreement exceed the amount of fees owed by Company to Distributor and Distributor's cumulative liability under this Agreement (other than for the Product prices owed) exceed the amount of fees received by Distributor from Company.  The foregoing limitations on liability shall not apply to any breach of confidentiality or for any indemnification obligations provided in Section 26.  The Parties acknowledge and agree that the foregoing limitations of liability are a condition and material consideration for their entry into this Agreement.
28.	INSURANCE:
Distributor and Company shall maintain such policies of [****].  Notwithstanding the foregoing, Company shall, at a minimum, maintain throughout the term of this Agreement after shipment of the first commercial Product [****].  Each Party shall provide the other with reasonable proof of insurance upon written request.
29.	NOTICE:
Any notice, demand, request, consent, or approval required or permitted hereunder shall be in writing and shall be delivered: (i) personally; (ii) by certified mail, return receipt requested, postage prepaid; (iii) by facsimile transmission; or (iv) by overnight courier by a nationally recognized courier service, to the address indicated below or to such other address as may be designated in writing by each Party from time to time.
If to Company:
Raptor Pharmaceuticals Inc.
9 Commercial Boulevard
Suite 200
Novato, CA 94949
Attention: Vice President, Health Services
If to Distributor:
Express Scripts, Inc.
One Express Way
St.  Louis, MO 63121
Attn: General Counsel, Accredo
With a copy to:
Accredo Health Group, Inc.
1640 Century Center Parkway
Memphis, TN 38134
Attn: VP, Account Management
All such communications shall be deemed to have been received by the intended recipient: [****]; (iii) upon confirmation of receipt of a facsimile transmission if sent by facsimile; or (iv) [****].

30.	SEVERABILITY:
In the event any portion of this Agreement not material to the remaining portions hereof shall be held illegal, void or ineffective, such portion(s) shall be deemed stricken and the remaining portions hereof shall remain in full force and effect.  Subject to the consent of both Parties, such consent not to be unreasonably withheld, if any of the terms or provisions of this Agreement are in conflict with any applicable statute or rule of law, then such terms or provisions shall be deemed inoperative to the extent that they may conflict therewith and shall be deemed to be modified to conform with such statute or rule of law.
31.	AUDIT:
During the term of this Agreement [****], Company shall have the right to conduct an audit of the books and records of Distributor as it relates to Products in this Agreement:
(a)
Financial Audit: Distributor may audit the books and records of Distributor relating to the receipt, storage, shipment, sales and transactions of Products [****], including the financial terms.  Distributor shall permit Company or its auditor access to information regarding Products of Distributor relating to the [****]preceding the date when the audit is conducted.  Such audit shall be limited to tracking of sales or Product and Distributor's compliance with the terms and conditions of this Agreement.  If any audit reveals (i) an error in the calculation, reporting and/or payment of the fees under this Agreement, (ii) that an overcharge incurred as a result of an error by Distributor, then Distributor shall provide a written response or explanation, correct any error, and remit any monies due [****].

(b)
Quality Audit: Company may conduct a quality/compliance audit of Distributor relating to the receipt, storage, shipment, sales and transactions of Products [****].  If any audit reveals a quality or compliance issue relating to the receipt, storage, shipment, sales and transactions of Products, Distributor shall provide a written response or explanation and correct any error.  In addition to annual audits, Company has the right to audit "for cause" as a result of significant quality issues identified by Distributor, Company, or regulatory authority.

(c)	Notwithstanding the above, Company is limited to conduct [****]Financial Audit, or [****] Quality Audit, or [****] combining both Quality and Financial [****].
(d)
Audit Process: To conduct either audit described above, Company will provide Distributor with at least [****] prior written notice and provide a description of the scope of the audit to be performed.  If Company elects to conduct an audit, Distributor agrees to make available upon [****] advance written notice, during normal business hours, such documents and personnel in a manner as not to unduly interfere with the operations of Distributor.  Audit may be conducted by Company or, a third party auditor selected by Company.  Any third party auditor hired by Company must (i) enter into a confidentiality agreement with Distributor with terms no less protective than those provided in this Agreement and (ii) be retained on an hourly or fixed rate basis (i.e.  not a contingency basis).  Each Party shall pay their respective expenses associated with the audit.  The audit shall be conducted at Distributor's place of business during Distributor's normal business hours.  In the event Company seeks to audit Distributor and in connection with such audit Company seeks to access PHI, then such access to PHI must be consistent with the "HIPAA Compliance" subsection of the "Statutory and Regulatory Compliance" paragraph above.

32.	ENTIRE AGREEMENT:
With regard to the issues addressed herein, this Agreement and the Exhibits hereto contain the entire agreement and understanding of the Parties, and supersedes any and all prior agreements and understandings regarding the same subject matter.  No amendment, modification, revision, representation, warranty, promise or waiver of or to this Agreement shall be effective unless the same shall be in writing and signed by both Parties.  However, Exhibit A (Product Pricing) and Exhibit C (Return Good Policy) may be modified with a written notification from Company to Distributor.  Upon the effective date of the change, the Exhibit(s) will be deemed amended to reflect such change.
33.	COUNTERPARTS:
This Agreement may be executed in any number of counterparts, all of which together shall constitute one and the same instrument.
34.	ASSIGNMENT:
Neither Party may assign this Agreement without the written consent of the other, provided however, that either Party may assign this Agreement to any Affiliate that is wholly owned by its corporate parent, or to a third party in connection with the sale of all or substantially all of the business and assets of the assigning Party related to this Agreement.  Furthermore, nothing herein shall be construed to limit Notwithstanding the foregoing, Distributor may subcontract portions of certain limited functions and responsibilities of this Agreement, provided that the subcontractor performs in a manner conforming to this Agreement, subcontractor enters into a confidentiality agreement with Distributor no less extensive than required by this Agreement; and Distributor retains full responsibility and liability for the performance of the subcontracted service.  At no time shall Distributor subcontract all or substantially all of any given function to a third party without the prior written consent of Company.
35.	DELEGATION OF RESPONSIBILITIES:
Distributor may engage a third party to conduct certain administrative functions on its behalf, including, but not limited to, data compilation and reporting services, financial accounting and processing services, or any other function relating to any of Distributor's obligations set forth herein, provided Distributor retains full responsibility and liability for the performance of the third party.  Company agrees to cooperate with Distributor's reasonable requests relating to Distributor's engagement of any such third party and such third will be bound by confidentiality restrictions no less restrictive than are set forth above in the Confidentiality Paragraph set forth above in this Agreement.
36.	FORCE MAJEURE:
Notwithstanding anything to the contrary herein, neither Party shall be liable in any manner for any delay to perform its obligations hereunder which are beyond a Party's reasonable control, including, without limitation, any delay or failure due to strikes, labor disputes, riots, earthquakes, storms, hurricanes, floods or other extreme weather conditions, fires, explosions, acts of God, embargoes, war or other outbreak of hostilities, government acts or regulations, or the failure or inability of carriers, suppliers, delivery services, or telecommunications providers to provide services necessary to enable a Party to perform its obligations hereunder.  In any such circumstance, the Party unable to perform its obligations shall notify the other Party of such circumstance, and said other Party shall have the right to terminate this Agreement immediately upon provision of written notice if the Party of the first part continues to be unable to perform its obligations hereunder for a period of [****].

37.	WAIVER:
No waiver of any term of this Agreement shall be valid unless waived in writing and signed by the Party against whom the waiver is sought.  The failure of either Party to require performance by the other Party of any provision hereof shall not affect in anyway the right to require such performance at any time thereafter.
38.	INDEPENDENT CONTRACTORS:
Nothing in this Agreement is intended to create any relationship between Distributor and Company other than as independent contractors and neither Party, nor any of their employees, staff, agents, officers or directors shall be construed to be the agent, fiduciary, employee, or representative of the other.
39.	CHOICE OF LAW:
This Agreement and performance of the obligations hereunder, shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the conflicts of laws provision therein.
40.	COMPLIANCE WITH LAWS:
Each Party shall take all actions necessary and appropriate to assure that it complies with all applicable federal, state, and local laws and regulations, including, without limitation, the Federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b), the Public Contracts Anti-Kickback Act (41 U.S.C. § 51 et seq.), the Stark Law (42 U.S.C. § 1395nn), and any laws and regulations relating to the terms of this Agreement, as required.  In addition, Distributor will comply with its policies and procedures relating to compliance with the above names laws.
41.	THIRD PARTY BENEFICIARIES:
This Agreement is not a third Party beneficiary contract, and, therefore, there are no third Party beneficiaries to this Agreement.
IN WITNESS WHEREOF, the undersigned, duly authorized, has executed this Agreement, effective as of the date first written above.
ACCREDO HEALTH GROUP, INC. By: /s/ Gayle C. Johnston Print Name: Gayle C. Johnston Title: President	RAPTOR PHARMACEUTICALS INC. By: /s/ Christopher M. Starr Print Name: Christopher M. Starr Title: CEO

EXHIBIT A
 PRODUCT PRICING
PRODUCT	NDC	STRENGTH	SIZE	PRODUCT PRICE	DISCOUNTED PRODUCT PRICE[1]
ProcysbiTM(cysteamine bitartrate)	49663-001-06	25mg capsule	60 capsules (50 cc bottle)	[****]
ProcysbiTM(cysteamine bitartrate)	49663-002-25	75mg capsule	250 capsules (400 cc bottle)	[****]

EXHIBIT B
 INSPECTION PROCESS
Product Quality Controls.
(a)
The Distributor shall maintain written procedures and Change Control process relevant to Product Quality Controls.  These procedures and the Distributor's systems and facilities must be approved by the Distributor's organization responsible for appropriate quality systems (a "Distributor Quality Unit").  Product specific procedures must also be approved by Company.  The Distributor shall comply with Product temperature and humidity (if applicable) requirements for storage and transportation, as required by Product labeling.  The Distributor shall also comply with all resident and non-resident state drug wholesale laws and regulations in the performance of the Company's Product requirements.

(b)	The Distributor's warehouse(s) must have:
1.	Controlled and secure access. Only supervisory authorized shall enter areas of the facility designated as limited-access areas.
2.
The warehouse facility must be of sufficient construction and capacity to allow for orderly storage of products.  The facility must have documented cleaning/sanitation and pest control programs.  Premises and equipment should be qualified as adequate by the Distributor's Quality Unit, to ensure proper management and distribution of Company Products.

3.
Warehousing areas used for storage of Product must allow for storage of Product under appropriate conditions of temperature, humidity and light so the integrity of the Product is not affected.  Distributor monitors temperature and humidity at two points.  The coolers and freezers are validated and are on a continuous monitoring system.

(c)
Receiving areas must protect the Products from weather conditions or other elements that may have an adverse effect on them during loading and unloading and must be separate from storage areas.  The Product must be examined at receipt in order to ensure that it:

1.	Is not damaged;
2.	Was received from the Company;
3.	Appears to be in its original container with seals intact and is not suspected of being adulterated; and
4.	Corresponds to the Product ordered.
(d)	The Distributor shall:
1.	Properly rotate the Product in its inventory using the first expiry, first out (FEFO) inventory principle;
2.	Periodically review its inventory to assure the control of Product identity, quantity, location and status;
3.
Maintain and verify inventory accuracy and perform and document periodic cycle counts or annual inventory reviews in order to detect and investigate discrepancies, identify corrective actions and for use as tools for improvements to inventory management; and

4.
Maintain an adequate system to control and maintain Product status (e.g., approved, quarantined or restricted).  The system should be under appropriate change control and allow changes to Product status to be made only by appropriate warehouse personnel, with management and quality review.  Computerized inventory control systems should have appropriate validation.  The Distributor shall have a process to quarantine Product upon the Company's request.

(e)	The Distributor shall transport the Products in such a way that:
1.	Proper Product identification is maintained;
2.	The Product is protected from contamination
3.	The Product is protected against damage or theft;
4.	The Product is maintained at all times according to Product labeling, regarding temperature light, and humidity; and

5.
Any Products requiring controlled temperature storage are transported by appropriate means to ensure Product temperature is maintained.  The Distributor shall demonstrate, upon request, that it has qualified systems to ship temperature controlled products.

(f)
The Distributor's warehousing facilities and carriers used to transport the Products shall be clean, with adequate space for the orderly placement of materials to prevent mix-ups between products and to prevent contamination.  The Distributor's carriers used to distribute, store or handle the Products shall be suitable for such use and appropriately equipped to prevent exposure of the Products to conditions that could affect the Product integrity and prevent contamination of any kind.  The Distributor shall inspect the facilities and carrier vehicles for cleanliness and proper temperature settings, if applicable,

1.
The Distributor shall physically and systematically segregate/place into quarantine Products with broken seals, damaged packaging or Product that is suspected of possible adulteration or contamination from saleable stock.

2.	The Distributor's warehouse and shipping personnel shall be trained in the procedures for proper Product storage, safe handling, and shipping.
3.
The Distributor's shipment of the Products to the Customers should document (e.g., through a bill of lading, purchase order or invoice) the Product's delivery date, name, NDC number, quantity shipped and the Distributor's and the Customer's name and address.

(g)	The Distributor shall, as promptly as practicable, document and notify the Company within [****] of discovery of all events that may potentially affect Product quality, including but not limited to
1.	Any temperature variations outside of the labeled requirements applicable to a particular Product that occur during Product storage or distribution,
2.	Product contamination or suspicion of Product adulteration.
(h)
The Distributor shall have a documented Corrective Action / Preventive Action (CAPA) program in place to analyze the root cause of and investigate the effect of any such event on the associated Product and provide a copy of the investigation to the Company for review.

EXHIBIT C
RETURNED GOODS POLICY
General Terms
            This policy applies as follows to Returnable Items (Eligible Products for Return as defined in this policy) that are received at Raptor Pharmaceuticals, Inc. ("Raptor").
Returnable Items
            Before returning any product, Distributor must first call, email, or fax Raptor Distribution Contact and obtain a Return Goods Authorization ("RGA") number.  Any product returned to Raptor without an RGA number will be refused or destroyed without credit.  End customers will be directed to contact Distributor for any return requests.
            Raptor will issue authorization and credit for the return of eligible, unopened product only: (no [****] except where required by law).
            Raptor will accept returns of any product that is listed under our "Product List" which is purchased directly from Raptor, or through the Raptor approved distribution channel under any of the following circumstances:
            Product within [****]of expiring and up to [****]after expiration (product must be shipped freight and insurance prepaid);
            Product received in error, provided claim is reported within [****]of physical receipt by Distributor; or
            Product ordered in error, provided Raptor is notified within [****]of physical receipt by Distributor; or
            Product damaged in transit prior to receipt by customer, provided claim is reported within [****]of physical receipt by Distributor; or
            Product received contains concealed product damage, provided claim is reported within [****]of title transfer to Distributor.
            SP's and SD's remaining stock on hand, [****]post manufacture's announcement to remove the product(s) from the market.  Credit will be applied to open A/R balances or to future purchases or payment.  Credit/payment option will be at the discretion of SP/SD.
            All SP and SD's on hand stock included in a manufacturer recall.
Raptor Non Returnable Items
            Raptor will not accept returned goods for credit of any product under the following circumstances: Product that is not within [****]of the expiration date or product that is more that [****]past the expiration date
            Product received or ordered in error if claims are not made within [****]of receipt Shipping or damage claims not made within [****]of receipt
            Product containing concealed product damage not reported within [****]of title transfer to Distributor
            Product received either without a Returned Goods Authorization or an expired RGA
            Product that has been improperly stored or handled - (Product not properly stored as outline by the Prescription Drug Marketing Act) or items that have been damaged due to conditions beyond the control of the manufacturer, such as improper storage, heat, cold, water, smoke, fire, or negligence.
            Product involved in fire, sacrifice or bankruptcy sale
            Product that has been opened [****] - Except where required by law
            Product sold with specific understanding that it is non-returnable
            Product involved in a natural disaster
            Product that has been repackaged or are in other than Raptor containers/packages
            Product that was not purchased either directly from Raptor or through the Raptor approved distribution channel
            Product that is not listed under the "Raptor Product List"
     Product failing any of Raptor's Secure Product and Supply Chain Features

Product Reimbursement
            Distributor will be entitled to receive replacement Product units from Raptor at no charge; freight for replacement Product units will be paid by Raptor.  Distributor will issue credit memos to end customers based on the actual quantity physically received as an authorized return and valued at the actual cost invoiced to end customers, minus any discounts, or other fees including but not limited to a restocking fee, in effect on the date the product was purchased from Distributor.  Transportation charges including insurance are to be prepaid by customer, except for product recalls and withdrawals initiated by Raptor.  Raptor will reimburse Distributor for authorized and approved returns, including transportation, insurance and destruction costs.  Distributor shall invoice Company monthly, and Company shall pay such invoices within [****].  Raptor will not issue credit for any third party processing fees or Distributor handling fees.  Raptor is not responsible for return shipments lost in transit or received in damaged condition (other than such damage as was reported in the initial RGA request).  Distributor is not responsible to end customer for return shipments lost in transit or received in damaged condition (other than such damage as was reported in this initial RGA request.)
Procedure for Returning Items
            End customers must first call Distributor Customer Service to obtain a Return Goods Authorization ("RGA") number.  When Distributor has Product available for return Distributor will call Raptor Distribution Contact at (866) XXX-XXXX or fax (866) XXX-XXXX with the following information:
            Product Name and NDC#
            Quantity For Each Product
            Lot Numbers & Expiration Date
            Unit Price
            Debit Memo Number
            Billing Address
            Shipping Address
            Reason (i.e., concealed damage)
            Contact Person
            Raptor will also accept email RGA requests that include all of the above information.  Please email RGA request to:
            The RGA Number will be valid for 45 days — If product is not received with the RGA within the 45 days, the RGA will be cancelled
Procedure for Returning Items to Inventory
            If unopened Product is returned to Distributor that meets the following criteria, it will be stored in quarantine until documentation is provided to Company and Company authorizes releases of product.
•	[****] should be destroyed according to SOP
•	Product was in the control of one courier
•	Product was out of Distributor's hands for less than [****], from time of shipment to time of return
DISCLAIMER OF LIABILITY
            UNDER NO CIRCUMSTANCES SHALL RAPTOR BE LIABLE FOR ANY CLAIM RELATING DIRECTLY OR INDIRECTLY TO THE PURCHASE OR RETURN OF PRODUCTS BY CUSTOMER, INCLUDING, BUT NOT LIMITED TO, BREACH OF WARRANTY, NEGLIGENCE, OR OTHER CLAIM FOR ANY INCIDENTAL, CONSEQUENTIAL OR SPECIAL DAMAGES, PROFIT LOSSES OR OTHER LOSSES OR EXPENSES.

EXHIBIT D
 DATA SPECIFICATIONS
Distributor shall provide reports to Company containing the following data elements:
[****]

EXHIBIT E

PRODUCT FORECAST*
Base Case	2013 Q2	2013 Q4	2013 Q4	2014 Q1	2014 Q2	2014 Q3	2014 Q4
60 capsule 25mg Bottles [****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]
250 capsule 75mg Bottles [****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]
[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]
[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]
Fills	[****]	[****]	[****]	[****]	[****]	[****]	[****]
Patients on therapy @ Qtr End	[****]	[****]	[****]	[****]	[****]	[****]	[****]

*[****].